UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 24, 2009
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Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)
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New Jersey (State or other jurisdiction of incorporation)	000-51371 (Commission File Number)	57-1150621 (I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)		07052 (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 24, 2009, Lincoln Educational Services Corporation (the “Company”) and Back to School Acquisition, L.L.C. (the “Selling Shareholder”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Selling Shareholder to the Underwriters of  4,000,000 shares (the “Initial Shares”) of the Company’s common stock at a purchase price of $19.186875 per share (the public offering price of $20.25 per share minus the Underwriters’ discount).  The Selling Shareholder also granted the Underwriters an option to acquire an additional 600,000 shares (the “Option Shares”) at the public offering price less the underwriting discount, which the Underwriters exercised on September 25, 2009.  The closing of the sale of the Initial Shares and the Option Shares occurred on September 30, 2009.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to a copy of the Purchase Agreement, which is attached hereto as Exhibit 1.1

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1
Purchase Agreement, dated September 24, 2009, among the Company, Back to School Acquisition, L.L.C. and Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: September 30, 2009
	By:	/s/ Cesar Ribeiro
		Name:	Cesar Ribeiro
		Title:	Senior Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Document

1.1
Purchase Agreement, dated September 24, 2009, among the Company, Back to School Acquisition, L.L.C. and Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.